Pacer International, Inc.                                         Exhibit 12.1
Ratio of Earnings to Fixed Charges

                                              Pro Forma        Pro Forma       Pro Forma
                                               For the          For the         for the       For the       For the
                                               Fiscal           Three           twelve        Fiscal        Period
                                                Year            Months          months         Year         Dec. 28,
                                                Ended           Ended           ended         Ended         1996 to
                                               Dec. 25,        Apr. 2,          Apr. 2,       Dec. 27,      Nov. 12,
                                                 1998           1999            1999          1996           1996
                                             -----------    ------------    ------------  -------------------------
Earnings:
Income before taxes and minority                $25.9           $ 6.5          $28.3           $61.5          $36.8
     interest charge
Less: Minority interest charge                   (1.8)           (0.5)          (1.8)              -              -
Plus:
   Interest                                      30.1             7.5           30.1               -            2.0
   Estimated interest on rent                    18.3             4.9           18.5            11.7           12.4
                                             ----------------------------------------------------------------------
                                                 72.5            18.4           75.1            73.2           51.2
Fixed Charges:
    Interest                                     30.1             7.5           30.1               -            2.0
    Estimated interest portion of  rent
          expense                                18.3             4.9           18.5            11.7           12.4
                                             --------        --------       --------      ----------     ----------
                                                 48.4            12.4           48.6            11.7           14.4

Ratio of Earnings to Fixed Charges                1.5x            1.5x           1.5x            6.2x           3.6x
                                             =======================================================================


                                                   For the          For the        For the          For the
                                                   Period           Fiscal          Three            Three
                                                   Nov. 13,          Year           Months           Months
                                                   1996 to          Ended         Ended 1998         Ended
                                                   Dec. 26,        Dec. 25,         Apr. 3,          Apr. 2
                                                    1997             1998            1998             1999
                                             ---------------------------------------------------------------
Earnings:
Income before taxes and minority                        $1.7          $33.2          $ 5.5          $ 7.6
     interest charge
Less: Minority interest charge                             -              -              -              -
Plus:
   Interest                                              0.3              -              -              -
   Estimated interest on rent                            1.8           16.6            4.4            4.4
                                             ---------------------------------------------------------------
                                                         3.8           49.8            9.9           12.0
Fixed Charges:
    Interest                                             0.3              -              -              -
    Estimated interest portion of  rent
          expense                                        1.8           16.6            4.4            4.4
                                             -----------------     ----------     -----------     ----------
                                                         2.1           16.6            4.4.           4.4

Ratio of Earnings to Fixed Charges                       1.8x           3.0x           2.3x           2.7x
                                             ===============================================================


Note: The estimated interest portion of rent expense is assumed to be one-third of rent expense.